                                                                   EXHIBIT 10.6



                               SUBLEASE AGREEMENT

        THIS SUBLEASE AGREEMENT ("Sublease"), dated as of May __, 1999, is made between BOWNE INTERNET SOLUTIONS, INC., a Washington corporation
("Sublandlord"), and RIVALNET, INC., a Washington corporation ("Subtenant").

                                    RECITALS

        A Sublandlord is tenant under that certain lease dated October 20, 1998, between Benjamin H. and Lois E. Mayers, husband and wife, as landlord ("Landlord") and Sublandlord as tenant. A true, complete and correct copy of the direct Lease dated October 20, 1998 ("Lease") is attached to this Sublease as EXHIBIT A.

        B Pursuant to the Lease, Sublandlord leases certain space in the building located at 71 Columbia Street, Seattle, Washington, known as the Polson Building (the "Building"), consisting of approximately 30,060 rentable square feet on the 2nd and 3rd floors of the Building (the "Premises").

        C. Sublandlord wishes to sublease to Subtenant a portion of the Premises on Floor 2 (having approximately 6,827 rentable square feet) of the Building, as shown as cross-hatched on EXHIBIT B attached to this Sublease (the "Subleased Premises"). The Subleased Premises shall exclude the data room. NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, Sublandlord and Subtenant agree as follows:


                                    AGREEMENT

1.      SUBLEASE

        Sublandlord subleases to Subtenant and Subtenant subleases from Sublandlord, for the Term, at the rental, and upon all of the conditions set forth in this Sublease, the Subleased Premises, together with the right to use, in common with others entitled thereto, the hallways, stairways, elevators and other Common Areas of the Building (as that term is defined in the Lease). The three (3) doors required by the fire safety regulations of the City of Seattle between the Subleased Premises and the Premises shall not be used by Subtenant for ingress and egress to and from the Subleased Premises, or to gain access to the Premises or for any other non-emergency purpose other than what might be required for normal business use of Subtenant's space. Subtenant shall use only the entrance to the Subleased Premises indicated on Exhibit B for ingress and egress



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to and from the Subleased Premises.

2.      TERM AND POSSESSION

        2.1     TERM

        The term of this Sublease ("Term") shall commence on the later of the date upon which Subtenant receives a temporary certificate of occupancy or other evidence of final inspection of the Subleased Premises, which the Subtenant anticipates receiving on or about June 4, 1999 or upon mutual execution of sublease documents and any Landlord Consent to Sublease documents as may be required under the terms and conditions of the Lease ("Commencement Date"). The Term shall expire on November 30, 2001 ("Expiration Date") unless sooner terminated in accordance with this Sublease. Sublandlord agrees to use reasonable best efforts to obtain and then convert the temporary certificate of occupancy to a certificate of occupancy and at no cost to Subtenant.

        2.2     DELIVERY OF POSSESSION; CONDITION OF SUBLEASED PREMISES

        Prior to the Commencement Date, Sublandlord shall complete construction of the tenant improvements to the Subleased Premises in accordance with the plans and specifications previously submitted by Sublandlord to the City of Seattle, and consistent with the floor plan attached hereto as Exhibit B. Subject to the receipt of the temporary certificate of occupancy for the Subleased Premises referenced in subsection 2.1 above, Sublandlord shall deliver to Subtenant possession of the Subleased Premises "as-is, where-is" and broom clean.

        2.3     ALTERATIONS

        Subtenant shall not make any alterations, modifications or additions to the Subleased Premises without the prior written consent of Sublandlord and Landlord, and the consent of Sublandlord shall not be unreasonably delayed or withheld. Sublandlord may, as a condition to granting such consent, require Subtenant to remove all or part of any additional improvements added by Subtenant, and to repair any damage caused by such removal, at Subtenant's sole cost and expense, at the expiration or earlier termination of the Term of this Sublease.

        2.4     EARLY TERMINATION OPTION

        On November 30, 2000 Sublandlord will deliver written notice to Subtenant stating whether Sublandlord elects to terminate this Sublease. If Sublandlord indicates its election to terminate in such notice, this Sublease shall terminate and Subtenant shall surrender the Subleased Premises on or before 180 days from the delivery of Sublandlord's written notice to Subtenant.



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        Provided Subtenant is not in default in any of its obligations under this Sublease, Subtenant shall have the option to terminate this Sublease effective June 30, 2001. Subtenant's one time option to terminate may only be exercised by written notice delivered to Sublandlord on November 30, 2000; if Subtenant fails to provide such notice, this option shall be void. Subtenant shall not be required to pay a termination fee.

3.      BASE RENT AND OPERATING EXPENSES

        3.1     BASE RENT

        Commencing thirty (30) days following the Commencement Date as provided for in Paragraph 2.1, Subtenant shall pay to Sublandlord monthly base rent ("Base Rent") in the amount of Twelve Thousand Eight Hundred Dollars and sixty two cents ($12,800.62). Base Rent shall thereafter be paid on or before the first day of each calendar month during the Term. The monthly installment of Base Rent shall be prorated on a per diem basis for the first month of the Term if the Commencement Date is not the first day of a calendar month.

        3.2     OPERATING EXPENSES

        Commencing on January 1, 2000, Subtenant shall pay to Sublandlord, as additional rent, its pro rata share (based on the ratio of the Subleased Premises relative to the Premises) of increases in Operating Costs and Real Property Taxes (as those terms are defined in the Lease) imposed on the Premises pursuant to Sections 7 and 9 of the Lease (collectively, "Sublandlord's Building Expenses") to the extent they exceed Sublandlord's Building Expenses for calendar year 1999. Subtenant shall pay its pro rata share of such increases with respect to each estimated and final payment due under the terms of Sections 7 and 9 of the Lease, and Sublandlord shall reimburse to Subtenant its pro rata share of any refunds or reimbursements payable to Sublandlord with respect to Sublandlord's Building Expenses during the Term. The obligations of Sublandlord and Subtenant under this Section 3.2 shall survive the expiration or earlier termination of the Term.

4.      USE OF SUBLEASED PREMISES; PARKING

        The Subleased Premises shall be used and occupied for general office purposes and for no other purpose without Landlord's and Sublandlord's written consent. Commencing on the Commencement Date, Subtenant shall be entitled to lease one (1) tandem and two (2) normal monthly parking stalls in the Building parking garage (which is located in the Building). Rates for parking shall be the then-prevailing market parking rate and shall, at Sublandlord's option, be paid directly to the parking lot operator or be paid as reimbursement to Sublandlord.



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5.      INCORPORATION OF CERTAIN LEASE TERMS

        5.1     SUBLEASE SUBJECT TO LEASE

        This Sublease is subject to all of the terms and conditions of the Lease and to Landlord's rights thereunder.

        5.2     INCORPORATION OF LEASE

        The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Lease, except for those provisions of the Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Lease. However, the rights and obligations of Landlord under the Lease are not, and shall not be deemed to be, amended by this Sublease. Therefore, for the purposes of this Sublease, wherever in the Lease the word "Landlord" is used, it shall be deemed to mean the Sublandlord herein, and wherever in the Lease the word "Tenant" is used, it shall be deemed to mean the Subtenant herein. With respect to the Subleased Premises, Sublandlord shall be obligated to Subtenant to the same extent, and under the same terms and conditions, as Landlord is obligated to Tenant under the Lease and Subtenant, with respect to the Subleased Premises, shall be obligated to each of Landlord and Sublandlord to the same extent, and under the same terms and conditions, as Tenant is obligated to Landlord under the Lease.

        During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Subtenant does hereby expressly assume and agree to perform and comply with, for the benefit of Sublandlord and Landlord, each and every obligation of Sublandlord under the Lease with respect to the Subleased Premises except as the same are expressly modified herein.

        Notwithstanding the foregoing, Subtenant shall have no rights nor obligations under the following Sections of the Lease: 38, 41, and 45-46.

6.      CONDITION PRECEDENT

        It is a condition precedent to this Sublease that Landlord shall have executed and delivered to Sublandlord and Subtenant its consent in the form attached to this Sublease as EXHIBIT C on or before June ___, 1999.

7.      SUBLANDLORD'S REPRESENTATIONS AND WARRANTIES

        Sublandlord represents and warrants to Subtenant as follows:

        (a) EXHIBIT A is a true, complete copy of the Lease, and the Lease is in full force and effect and has not been modified, supplemented or amended except as set forth



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in Recital A of this Sublease.

        (b) Sublandlord is not in default under the Lease.

8. COVENANTS REGARDING LEASE

        Sublandlord shall use its reasonable efforts to cause Landlord to perform its obligations under the Lease with respect to the Subleased Premises for the benefit of Subtenant, and to give any required consent under the Lease for the benefit of Subtenant. Sublandlord shall deliver to Subtenant a copy of any notice received from Landlord relating to the Subleased Premises within two
(2) business days of Sublandlord's receipt thereof.

9. ASSIGNMENT AND SUBLETTING

        Subtenant shall not assign this Sublease or sublet the Subleased Premises without Sublandlord's prior written consent which shall not be unreasonably withheld or delayed.

10. SECURITY DEPOSIT

        Concurrently with execution of this Sublease by Subtenant, Subtenant shall deliver to Sublandlord as security for the faithful performance of all of its obligations under this Sublease a security deposit in the amount of Twenty-five Thousand Six Hundred Dollars ($25,600) (the "Security Deposit").

        The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all of the provisions of this Sublease to be performed or observed by Subtenant. If Subtenant fails to pay rent or other charges due under this Sublease or otherwise defaults with respect to any provision of this Sublease, Sublandlord may at its sole option apply or retain all or any portion of the Security Deposit for the payment of any rent or other charges so in default or the payment of any other sum to which Sublandlord may become entitled by such default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of the Security Deposit, then within ten (10) business days after demand therefor, Subtenant shall deposit cash with Sublandlord in an amount sufficient to restore the amount thereof, and Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord's application or retention of the Security Deposit shall not constitute a waiver of such default to the extent that the Security Deposit does not fully compensate Sublandlord for all losses or damages incurred by Sublandlord in connection with such default and shall not prejudice any other rights or remedies available to Sublandlord under this Sublease or by law. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts. The Security Deposit shall not accrue interest. If Subtenant performs all of Subtenant's obligations under this Sublease,



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the Security Deposit, or so much thereof as has not theretofore been applied by
Sublandlord, shall be returned to Subtenant within thirty (30) days after the earlier of (i) expiration of the term of this Sublease, or (ii) vacation of the Subleased Premises by Subtenant pursuant to the exercise of Subtenant's or Sublandlord's Early Termination Rights.

11. INDEMNIFICATION; RELEASE AND WAIVER OF SUBROGATION

        11.1 SUBTENANT'S INDEMNIFICATION

        Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, that Sublandlord may incur or pay out (including, without limitation, to Landlord) by reason of any breach or default under this Sublease on Subtenant's part, and any action of Subtenant which causes a default of an obligation of Sublandlord to Landlord or causes the termination or forfeiture of the Lease.

        11.2 SUBLANDLORD'S INDEMNIFICATION

        Sublandlord shall indemnify, defend and hold harmless Subtenant from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, that Subtenant may incur or pay out (including, without limitation, to Landlord) by reason of any breach or default hereunder or under the Lease on Sublandlord's part.

        11.3 WAIVER OF CONSEQUENTIAL DAMAGES

        Sublandlord and Subtenant each waive any claim that it may have against the other under this Sublease for consequential damages.

        11.4 RELEASE AND WAIVER OF SUBROGATION

        Neither Landlord, Sublandlord nor Subtenant shall be liable to the other(s) or to any insurance company or companies (by way of subrogation or otherwise) insuring the other party or parties for any loss or damage to any building, structure or tangible personal property of the other party or parties or of any third party occurring in or about the Premises or Building, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if such loss or damage would fall within the scope of a fire and extended coverage (all risk) policy of insurance, whether or not the party or parties suffering the loss actually maintained such insurance. Each party shall obtain from its respective insurer under each insurance policy it maintains a waiver of all rights of subrogation which the insurer of that party may have against the other parties.



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12. NOTICES

        All notices and demands that are required or permitted under this Sublease shall be in writing, and shall be personally delivered or sent by a nationally recognized private carrier of overnight mail (e.g., FedEx) or by United States Certified Mail, return receipt requested and postage prepaid, to the parties at the addresses listed below or at such other addresses as the parties may designate by notice from time to time. Notices shall be deemed to have been given upon receipt or attempted delivery where delivery is not accepted.

        To Sublandlord:                                Bowne Internet Solutions.
                               71 Columbia Street, Suite 200
                               Seattle, WA 98104
                                Attn:
                                     -----------------------

================================================================================

        To Subtenant:                                            Rivalnet, Inc.
                               71 Columbia Street, Suite 500
                               Seattle, WA 98104
                               Attn: James Heckman

13. ATTORNEYS' FEES

        If Sublandlord or Subtenant shall commence an action against the other arising out of or in connection with this Sublease, the substantially prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

14. ENTIRE AGREEMENT

        This Sublease, including all Exhibits attached to it, constitutes the entire agreement between Sublandlord and Subtenant with respect to the Subleased Premises and may not be amended or altered except by written agreement executed by both parties. The captions and section numbers appearing in this Sublease are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any section or paragraph.

15. NEGOTIATION AND CONSTRUCTION

        This Sublease and each of the terms and provisions of it are deemed to have been explicitly negotiated between the parties, and the language in all parts of this Sublease shall, in all cases, be construed according to its fair meaning and not strictly for or against either party.



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16. BROKERS

        Colliers International has represented Subtenant and Steven C. Johnson & Associates has represented Sublandlord (collectively, the "Brokers") in connection with this Sublease. The entire commission payable to the Brokers as a result of this Sublease shall be paid by Sublandlord pursuant to separate agreements, and Subtenant shall not be obligated to pay any such commission. Each party represents and warrants that it has dealt with no brokers in connection with this Sublease other than the Brokers, and each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to any claims to the contrary.

17. PARTIAL INVALIDITY

        If any term, covenant or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Sublease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each other term, covenant or condition of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

18. BINDING ON SUCCESSORS

        This Sublease shall bind the parties' respective heirs, successors, representatives and permitted assigns.

19. NON-SOLICITATION. Each party agrees that for the term of this agreement and a period of one (1) year thereafter, neither party will induce, attempt to induce or assist others to induce any employee, officer, director, agent, independent contractor, consultant, customer, licenser, licensee, supplier, or other service provider of the other party to terminate a relationship with or cease providing services to that party. Notwithstanding the foregoing, both parties understand that employees, officers, directors, agents, contractors, customers, licensers, licensees, suppliers, and service providers may independently elect to cease relations with one or the other party without solicitation from either party and as such, neither party shall be precluded from conducting normal business activities, including hiring or subcontracting, without being liable to one another.

20. EXHIBITS

        The following Exhibits are attached to and by this reference incorporated into this Sublease as though fully set forth in it.

                      Exhibit A     Lease
                      Exhibit B     Plan of Subleased Premises




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                          Exhibit C Landlord's Consent


        IN WITNESS WHEREOF, the parties hereto execute this Sublease as of the day and year first above written.



SUBLANDLORD:                                 SUBTENANT:

BOWNE INTERNET SOLUTIONS, INC.               RIVALNET, INC


By:                                          By
   -------------------------------              -------------------------------
Name:                                        Name:
     -----------------------------                -----------------------------
Title:                                       Title:
      ----------------------------                -----------------------------








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STATE OF ___________       )
                           ) ss.
COUNTY OF ______________   )

        On this _____ day of _________________, 1999, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared ___________________________________ ___________, to me known to be the person who signed as________________________
_______ of BOWNE INTERNET SOLUTIONS INC.., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that _______ was duly elected, qualified and acting as said officer of the corporation, that _______ was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

        IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.





                                        (Signature of Notary)


                                        (Print or stamp name of Notary)

                                        NOTARY PUBLIC in and for the State
                                        of Washington, residing at       .
                                        My appointment expires:          .





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STATE OF ___________       )
                           ) ss.
COUNTY OF ______________   )


        On this _____ day of _________________, 1999, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared ___________________________________ ___________, to me known to be the person who signed as _______________________
________ of RIVALNET, INC., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that _______ was duly elected, qualified and acting as said officer of the corporation, that _______ was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

        IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.





                                      (Signature of Notary)


                                      (Print or stamp name of Notary)

                                      NOTARY PUBLIC in and for the State
                                      of Washington, residing at            .
                                      My appointment expires:               .





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                                    EXHIBIT A

                                      LEASE
================================================================================












                                    PAGE 12
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                                    EXHIBIT B

                        FLOOR PLAN OF SUBLEASED PREMISES
================================================================================











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                                    EXHIBIT C

                               LANDLORD'S CONSENT
================================================================================


                                     [DATE]


Bowne Internet Solutions, Inc.
71 Columbia St., Suite 200
Seattle, WA  98104

Rivalnet, Inc.
71 Columbia Street, Suite 500
Seattle, WA  98104

        RE:    APPROVAL OF SUBLEASE AGREEMENT DATED MAY __, 1999
               BETWEEN BOWNE INTERNET SOLUTIONS, INC. AND RIVALNET, INC.

Ladies and Gentlemen:

        The undersigned Landlord consents to the Sublease described above with respect to premises located on the 2nd floor of the Polson Building, and agrees to the following:

        1. There are no defaults by Sublandlord under the Lease, and the Lease is in full force and effect.

        2. Landlord consents and agrees to the release and waiver of subrogation set forth in Section 11.4 of the Sublease.

        3. Landlord agrees to furnish to Subtenant a copy of each notice or request given to Sublandlord at the time that notice is given to Sublandlord.





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        4. Landlord agrees to accept from Subtenant any cure it may tender with respect to a default by Sublandlord under the Lease that is sufficient to cure the default under the Lease, and to accept payments of Rent and Additional Rent made under the Sublease from Subtenant.



                                            Very truly yours,


                                            Benjamin H. Mayers


                                            Lois E. Mayers








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